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                                                                   EXHIBIT 23.1



              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Brighton Technologies Corporation
Allendale, New Jersey


     We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 29, 1997 (October 17, 1997 as to the last paragraph of Note 8), relating to the consolidated financial statements of Brighton Technologies Corporation, which is contained in that Prospectus.

     We also consent to the reference to us under the caption "Experts" in the Prospectus.


                                        /s/ BDO SEIDMAN, LLP
                                        ----------------------
                                        Woodbridge, New Jersey
                                        November 11, 1997